                                                                    EXHIBIT FS-2

                          Virginia Natural Gas, Inc.
Unaudited Condensed Statement of Income for the Six Months Ended March 31, 2001
                                (In Thousands)


     Operating Revenues                                          $256,885
     Cost of Sales                                                174,792
                                                                 --------
          Operating Margin                                         82,093

     Other Operating Expenses                                      41,131
                                                                 --------
          Operating Income                                         40,962

     Other Loss                                                        51
                                                                 --------
          Income Before Interest and Income Taxes                  40,911

     Interest Expense                                                 281
                                                                 --------
          Income Before Income Taxes                               40,630

     Income Taxes                                                  15,759
                                                                 --------
          Net Income                                             $ 24,871
                                                                 ========

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                                                                    EXHIBIT FS-2

                          Virginia Natural Gas, Inc.
            Unaudited Condensed Balance Sheet as of March 31, 2001
                                (In Thousands)

Current Assets
  Cash & Cash Equivalents                                           $  5,032
  Receivables
    Gas                                                               48,543
    Other                                                                565
    Intercompany Receivables                                          18,500
  Unbilled Revenues                                                   17,334
  Inventories
    Natural Gas Stored Underground                                     1,963
    Materials and Supplies                                               561
    Other Inventory                                                       11
  Other Current Assets                                                 2,033
                                                                    --------
            Total Current Assets                                      94,542
                                                                    --------
Property, Plant & Equipment
  Utility Plant                                                      533,794
  Less Accumulated Depreciation                                      163,462
                                                                    --------
            Utility Plant - Net                                      370,332
                                                                    --------
Deferred Debits and Other Assets
  Goodwill                                                           149,327
  Other                                                               42,142
                                                                    --------
            Total Deferred Debits and Other Assets                   191,469
                                                                    --------
Accumulated Deferred Income Tax                                       13,973
                                                                    --------
Total Assets                                                        $670,316
                                                                    ========

Liabilities and Capitalization
Current Liabilities
  Accounts Payable                                                  $ 49,438
  Other Accrued Liabilities                                           12,395
  Deferred Purchased Gas Adjustment                                   10,780
  Customer Deposits                                                   10,231
  Wages and Salaries                                                   7,735
  Interest                                                               269
  Other Current Liabilities                                            5,854
                                                                    --------
            Total Current Liabilities                                 96,702
                                                                    --------
Long-Term Liabilities
  Accrued Pension Costs                                                5,148
                                                                    --------
            Total Long-Term Liabilities                                5,148
                                                                    --------
Deferred Credits
  Regulatory Tax Liability                                             3,137
                                                                    --------
            Total Deferred Credits                                     3,137
                                                                    --------
Capitalization
  Common Stockholders' Equity                                        565,329
                                                                    --------
            Total Capitalization                                     565,329
                                                                    --------
Total Liabilities and Capitalization                                $670,316
                                                                    ========